Exhibit 1.1

Dated December 12, 2006

Offering of Shares of

Central European Distribution Corporation

UNDERWRITING AGREEMENT

Weil, Gotshal & Manges

Table of Contents

1	Subscription and purchase of the Shares	2

2	Representations and Warranties	3

3	Covenants of the Issuer	16

4	Commissions	18

5	Costs and Expenses	18

6	Closing and Settlement	19

7	Conditions Precedent	20

8	Restrictions	22

9	Termination; Reimbursement of Expenses	22

10	Survival of Representations and Obligations	23

11	Notices	23

12	Severability	23

13	Governing Law	23

14	Counterparts	24

Schedule 1		26

Exhibit A Form of New York law enforceability opinion of Dewey Ballantine to be delivered pursuant to Clause 7.1.3(i)		A-1

Exhibit B Form of New York law enforceability opinion of Weil, Gotshal & Manges, LLP to be delivered pursuant to Clause 7.1.3(i)		B-1

Exhibit C Form of disclosure letter of Weil, Gotshal & Manges LLP to be delivered pursuant to Clause 7.1.37.1.3(ii)		C-1

Exhibit D Form of Polish law opinion of Dewey Ballantine to be delivered pursuant to Clause 7.1.3(iii)		D-1

Exhibit E Form of Polish law opinion of Weil, Gotshal & Manges to be delivered pursuant to Clause 7.1.3(iii)		E-1

December 12, 2006

To: ING Bank N.V. London Branch

60 London Wall

London, EC2M 5TQ

(which shall be referred to as “ING”)

Dear Sirs:

Central European Distribution Corporation, a Delaware corporation (the “Issuer”), proposes to issue 2,550,000 shares of the Issuer’s common stock, par value U.S.$ 0.01 per share (the “Shares”). The Shares are being offered in an offering that consists of a public offering both to retail and institutional investors in the Republic of Poland (the “Polish Offering”), an international offering by way of a private placement to certain institutional investors in other jurisdictions outside the United States and a public offering in the United States registered under the U.S. Securities Act of 1933 (the “Securities Act”) (such offerings, collectively, the “Offering”).

Application will be made to the Warsaw Stock Exchange (the “Exchange”) for the admission of the Shares and all of the remaining shares of the Issuer to listing (the “Admission”).

The Issuer agrees with ING and ING Securities S.A. (collectively referred to herein as the “Managers”) as follows:

1	Subscription and purchase of the Shares

Subject to and in accordance with the provisions of this Agreement, the Issuer agrees to issue and sell all Shares to or to the order of the Managers and the Managers, agree to procure subscribers for or, failing which, to subscribe for and purchase 2,189,500 shares from the Issuer, at a price per Share of PLN 86.29 and 360,500 shares from the Issuer, at a price per share of USD 30.00 (collectively, the “Offering Price”).

For purposes of this Agreement:

“Applicable Time” means 10 pm (New York time) on the date of this Agreement.

“Business Day” means any day (other than a Saturday) upon which banks are open for business in New York and Warsaw.

“Closing Date” means December 15, 2006 or such other date as the parties hereto may designate as the date on which the transactions involving the subscription of the Shares are settled.

“Effective Date” means each date and time that the Registration Statement, and any post-effective amendment or amendments thereto, became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Final Prospectus” means the Final Prospectus relating to the Shares that discloses the Offering Price and other final terms of the Shares and is dated as of the date of this

Agreement (even if finalized and issued subsequent to the date of this Agreement) and filed with the U.S. Commission pursuant to Rule 424(b) of the Rules and Regulations.

“General Disclosure Package” means, as of the Applicable Time, the Preliminary Prospectus together with any Issuer Free Writing Prospectus specified in Schedule 1 to this Agreement which exists at the Applicable Time and which is intended for general distribution to prospective investors.

“Issuer Free Writing Prospectus” means a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Issuer in connection with the Offering.

“Most Recent Preliminary Prospectus” means the Preliminary Prospectus relating to the Shares filed with the U.S. Commission pursuant to Rule 424(b) of the Rules and Regulations on December 4, 2006.

“Polish Commission” means the Polish Financial Supervisory Commission.

“Polish Prospectus” means the Polish language prospectus prepared in connection with the Polish Offering that was approved by the Polish Commission on December 1, 2006, as supplemented by the supplement approved by the Polish Commission on December 5, 2006 and as supplemented by the public announcements of the Company in accordance with applicable Polish law related, among other things, to the Offering Price and signing of this Agreement.

“Preliminary Prospectus” means a collective reference to the Most Recent Preliminary Prospectus and any preliminary prospectus included in the Registration Statement at the time of its effectiveness.

“Registration Statement” means collectively, the various parts of the registration statement on Form S-3 relating to the Shares, each as amended as of the Effective Date.

“Rules and Regulations” means the rules and regulations of the U.S. Commission promulgated under the Securities Act.

“Securities Laws” means, collectively, the Securities Act, the Exchange Act, the Rules and Regulations.

“U.S. Commission” means the U.S. Securities and Exchange Commission.

Any reference to any Preliminary Prospectus, including the Most Recent Preliminary Prospectus, or Final Prospectus shall be deemed to refer to and include any documents incorporated by reference therein.

2	Representations and Warranties

2.1	The Issuer represents, warrants and agrees to and with the Managers that:

2.1.1	No order preventing or suspending the use of the General Disclosure Package and the Final Prospectus has been issued by the U.S. Commission or the Polish Commission.

2.1.2	On the Effective Date the Registration Statement did, and when the Final Prospectus is first filed with the U.S. Commission pursuant to Rule 424(b) under the Securities Act it will, comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations.

On the Effective Date, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; provided, however, that the Issuer makes no representations or warranties with respect to any information contained in or omitted from the Registration Statement in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of the Managers specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Managers is the information described as such in Section 2.3.2.

When it is first filed with the U.S. Commission pursuant to Rule 424(b) under the Securities Act, and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer makes no representations or warranties with respect to any information contained in or omitted from the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of Managers specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Managers is the information described as such in Section 2.3.2.

The General Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer makes no representations or warranties with respect to any information contained in or omitted from the General Disclosure Package in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of the Managers specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Managers is the information described as such in Section 2.3.2.

The Polish Prospectus complies as to form in all material respects with the requirements of the Polish regulations on the form and content of prospectus and did not on the date of its approval by the Polish Commission and does not on the date hereof contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.1.3	The Issuer has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, except as set forth on Schedule I hereto. Each Issuer Free Writing Prospectus complied as to form in all material respects with the requirements of the Securities Act on the date of first use and has been filed in accordance with the applicable requirements of the Securities Act and, when taken together with the General Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to the Managers furnished to the Issuer in writing by such Managers expressly for use in any Issuer Free Writing Prospectus.

2.1.4	The Registration Statement (File Number 333-138516) has become effective under the Securities Act; and no order suspending the effectiveness of the Registration Statement has been issued by the U.S. Commission.

2.1.5	The Polish Prospectus was approved by the Polish Commission on December 1, 2006; and no order suspending such approval was issued by the Polish Commission.

2.1.6	The documents incorporated by reference in the Registration Statement, the Most Recent Preliminary Prospectus and the Final Prospectus, when they were filed with the U.S. Commission, complied as to form in all material respects with the applicable requirements of the Exchange Act, and none of such documents, as amended or supplemented on the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Final Prospectus, when such documents are filed with the U.S. Commission, will comply as to form in all material respects with the applicable requirements of the Exchange Act, and, when filed, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.1.7	The financial statements, together with the related notes and supporting schedules thereto, of the Issuer and its consolidated subsidiaries included or incorporated by reference in the General Disclosure Package comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act, present fairly the financial position of the Issuer and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified and, except as otherwise stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby. The other financial information included or incorporated by reference in the General Disclosure Package has been, except as disclosed therein, derived from the accounting records or operating systems of the Issuer and its subsidiaries and presents fairly, in all material respects, the information shown thereby. The pro forma financial statements (including the related notes thereto) included or incorporated by reference in the General Disclosure Package comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act, and the assumptions underlying such pro forma financial statements provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein and are set forth in the General Disclosure Package.

2.1.8	Except as otherwise disclosed in the General Disclosure Package, since the date of the most recent financial statements of the Issuer included or incorporated by reference in the General Disclosure Package, (i) there has not been any change in the share capital (other than pursuant to the exercise of existing employee options) of the Issuer or any of its subsidiaries or a material increase in the long-term debt of the Issuer and its subsidiaries taken as a whole, (ii) the Issuer has not declared, set aside for payment, paid or made any dividend or distribution of any kind on any class of its share capital, (iii) there has not been any material adverse change in the business, properties, financial condition, results of operations, shareholders’ equity (except as may be the result of cumulative translation adjustments) or cashflows of the Issuer and its subsidiaries taken as a whole, (iv) neither the Issuer nor any of its subsidiaries has entered into any transaction or agreement that is material to the Issuer and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Issuer and its subsidiaries taken as a whole and that would be required to be filed as an exhibit to the Registration Statement; and (v) neither the Issuer nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as could not reasonably be expected to have a Material Adverse Effect (as defined below).

2.1.9	The Issuer and each of its Significant Subsidiaries (as defined below) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business, and where applicable, are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, financial condition, results of operations or shareholders’ equity (except as may be the result of cumulative translation adjustments) of the Issuer and its subsidiaries taken as a whole (a “Material Adverse Effect”). None of the Issuer or any of its Significant Subsidiaries is in bankruptcy, liquidation or receivership or subject to any similar proceeding except as described in the General Disclosure Package. The following entities are each a direct or indirect subsidiary of the Issuer that is material to the Issuer and its subsidiaries taken as a whole (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”): Carey Agri International Poland Sp. z o.o., Polmos Bialystok S.A., Bols Hungary Kft, Bols Sp. z o.o. and Botapol Holding B.V.

2.1.10	The Issuer had a capitalization as at September 30, 2006 as set forth in the Most Recent Preliminary Prospectus under the heading “Capitalization and Net Indebtedness.” All of the issued and outstanding shares of capital stock of the Issuer have been duly and validly authorized and issued, are fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares) and are not subject to any pre-emptive or similar rights. Except as otherwise disclosed in the General Disclosure Package, all the issued and outstanding shares or other equity interests of each Significant Subsidiary of the Issuer (i) are owned directly or indirectly by the Issuer, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, (ii) have been duly and validly authorized and issued, (iii) are fully paid and non-assessable, and (iv) are not subject to any pre-emptive or similar rights. Except as described in or expressly contemplated by the General Disclosure Package, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the Issuer or any of its Significant Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Issuer or any of its Significant Subsidiaries is a party relating to the issuance of any share capital of the Issuer or any such Significant Subsidiary. The share capital of the Issuer conforms in all material respects to the description thereof contained in the General Disclosure Package and except as otherwise disclosed in the General Disclosure Package all the issued and outstanding shares of capital stock or other equity interests of each subsidiary of the Issuer have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Issuer, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

2.1.11	The Issuer has the necessary corporate power and authority to execute and deliver this Agreement and to enter into arrangements with the Depository Trust Company (“DTC”), the National Deposit of Securities (Krajowy Depozyt Papierów Wartosciowych) (“NDS”), and the National Association of Securities Dealers Automated Quotations Global Select Market (the “Nasdaq Market”) necessary for the consummation of the Offering, and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement has been duly and validly taken.

2.1.12	This Agreement has been duly authorized, executed and delivered by the Issuer.

2.1.13	The Shares have been duly authorized by the Issuer and, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and nonassessable and will conform to the description thereof in the General Disclosure Package; and the issuance of the Shares is not subject to any preemptive or similar rights.

2.1.14	Neither the Issuer nor any of its Significant Subsidiaries is (i) in violation of its memorandum of association, charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer or any of its Significant Subsidiaries is a party or by which the Issuer or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Issuer or any of its Significant Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii)

and (iii) above, for any such default or violation that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.1.15	The authorization, execution, delivery and performance by the Issuer this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the memorandum of association, charter or by-laws or similar organizational documents of the Issuer or any of its Significant Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.1.16	No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Issuer of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable securities laws in connection with the purchase and distribution of the Shares by the Managers.

2.1.17	Except as described in the General Disclosure Package, there are no current legal, governmental or regulatory actions, suits or proceedings or, to its knowledge, investigations (other than actions, suits, proceedings or investigations relating to taxes, which are addressed exclusively in Section 2.1.23) pending to which the Issuer or any of its subsidiaries is a party or to which any property of the Issuer or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Issuer or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Issuer to perform its obligations under this Agreement; and to the best knowledge of the Issuer no such investigations, actions, suits or proceedings are threatened by any governmental or regulatory authority or by others.

2.1.18	PricewaterhouseCoopers, who have audited certain financial statements of the Issuer and certain of its subsidiaries, are independent public accountants with respect to the Issuer and its subsidiaries as required by the Securities Act.

2.1.19	The Issuer and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Issuer and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) relate to the Senior Notes, (ii) do not materially interfere with the use made and proposed to be made of such property by the Issuer and its subsidiaries, (iii) are disclosed in the General Disclosure

Package or (iv) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

2.1.20	Except as set forth in the General Disclosure Package, the Issuer and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses except where the failure to possess, or own such rights could not have a Material Adverse Effect; and they have no reason to believe that the conduct of their respective businesses will conflict in any material respect with any such rights of others, and the Issuer and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others and are unaware of any facts which would form a reasonable basis for any such claim, except as to such conduct or infringement which could not reasonably be expected to have a Material Adverse Effect.

2.1.21	No relationship, direct or indirect, exists between or among the Issuer or any of its subsidiaries, on the one hand, and the directors, officers, shareholders or other affiliates of the Issuer or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the General Disclosure Package and that is not so described.

2.1.22	The Issuer is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the General Disclosure Package, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Issuer Act of 1940, as amended, and the rules and regulations of the U.S. Commission thereunder (collectively, “Investment Issuer Act”).

2.1.23	Except as otherwise disclosed in the General Disclosure Package, the Issuer and its subsidiaries have paid all national, state, local regional and foreign taxes and filed all tax returns required to be paid or filed through the date hereof other than those being contested in good faith; and, there is no tax deficiency that has been asserted against the Issuer or any of its subsidiaries or any of their respective properties or assets other than any tax deficiency for which a proper reserve has been established or which has been contested in good faith, except where the failure to pay such taxes or file such tax returns or such tax deficiency could not reasonably be expected to have a Material Adverse Effect.

2.1.24	The Issuer and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate national, federal, regional, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the General Disclosure Package, neither the Issuer nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course except where receipt of such notice of any revocation or modification of any such license, certificate, permit or authorization or failure to renew in the ordinary course could not reasonably be expected to have a Material Adverse Effect.

2.1.25	No labor disturbance by or dispute with employees of the Issuer or any of its subsidiaries exists or, to the knowledge of the Issuer, is threatened which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; to the knowledge of the Issuer, no labor disturbance by or dispute with employees or agents of suppliers or customers of the Issuer or any of its Significant Subsidiaries is threatened which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.1.26	The Issuer and its subsidiaries (i) are in compliance with any and all applicable federal, national and international, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses (collectively “Environmental Permits”); and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect and the Issuer and its subsidiaries are not aware of any pending investigation which might reasonably be expected to lead to a claim of such liability, except any such liability as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.1.27	Each benefit and compensation plan, agreement, policy and arrangement that is maintained or administered by the Issuer or any of its subsidiaries for current or former employees or directors of, or independent contractors with respect to, the Issuer or any of its subsidiaries, has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations and the Issuer and each of its subsidiaries and each of their respective affiliates have complied with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements, except for any failure to so maintain or comply as could not reasonably be expected to have a Material Adverse Effect.

2.1.28	The Issuer and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Issuer and its subsidiaries and their respective businesses, except for any lack of insurance which could not reasonably be expected to have a Material Adverse Effect; and neither the Issuer nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except for any such capital improvements or other expenditures or inability to renew or obtain similar coverage as could not reasonably be expected to have a Material Adverse Effect.

2.1.29	Neither the Issuer nor any of its subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any applicable law or regulation implementing the OECD convention on Combating Bribery of Foreign Public Officials in International Business Transactions; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

2.1.30	The operations of the Issuer and its subsidiaries are and have been conducted at all times in compliance with all applicable requirements of the Currency and Foreign Transactions Reporting Act of 1970 of the United States and analogous laws of the European Union, including the Republic of Poland, so far as the Issuer is aware, and any related or similar statutes, rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened.

2.1.31	Except as disclosed in the General Disclosure Package, no subsidiary of the Issuer is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Issuer, from making any other distribution on such subsidiary’s capital stock, from repaying to the Issuer any intercompany loans or advances to such subsidiary from the Issuer or from transferring any of such subsidiary’s properties or assets to the Issuer or any other subsidiary of the Issuer.

2.1.32	Neither the Issuer nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Issuer or any of its subsidiaries or the Managers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

2.1.33	Except as disclosed in the General Disclosure Package, no person has the right to require the Issuer or any of its subsidiaries to register any securities for sale under the Securities Act.

2.1.34	The Issuer has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

2.1.35	The industry, statistical and market-related data included in the General Disclosure Package is based on or derived from sources that the Issuer believes to be reliable and accurate in all material respects.

2.1.36	Except as otherwise disclosed in the General Disclosure Package, the Issuer has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) it believes are sufficient to ensure that the information required to be disclosed by the Issuer in the reports they file or submit under the Exchange Act is accumulated and communicated to the management of the Issuer, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made.

2.1.37	Except as otherwise disclosed in the General Disclosure Package, since the date of the most recent balance sheet of the Issuer and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers and the audit committee of the board of directors of the Issuer, the Issuer has not identified (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Issuer and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, other than those disclosed in the Registration Statement and the Prospectus and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Issuer and each of its subsidiaries, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

2.1.38	The Issuer is not an ineligible issuer as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Shares. The Issuer has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Shares.

2.2	Subject to Section 9, the representations and warranties contained in, or given pursuant to, Section 2.1 shall be deemed repeated at the Closing Date in respect of facts and circumstances as at such date.

2.3	Indemnification and Contribution

2.3.1	The Issuer will indemnify and hold harmless each of the Managers and its respective officers, employees, and directors and each person, if any, who controls any of such Managers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, to which such Indemnified Party may become subject, under Polish laws, the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any document comprising a part of the General Disclosure Package or the Polish Prospectus or, in either case, any amendment, supplement or annex thereto, or the Final Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that upon a final determination by a court of competent jurisdiction that any Indemnified Party was not entitled to payment of such expenses by the Issuer pursuant to this Section 2.3.1, such Indemnified Party shall reimburse such payment to the Issuer; provided, further, that the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any part of the General Disclosure Package or the Polish Prospectus or, in either case, any amendment, supplement or annex thereto, or the Final Prospectus, in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of the Managers specifically for inclusion therein. Notwithstanding the foregoing, the Issuer shall not be liable to indemnify any Indemnified Party on account of any loss, claim, damage, liability or action arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any part of the General Disclosure Package or the Polish Prospectus or, in either case, any amendment, supplement or annex thereto, or in the Final Prospectus if such untrue statement or alleged untrue statement or omission or alleged omission was corrected in an amendment, supplement or annex to the General Disclosure Package or the Polish Prospectus, an Issuer Free Writing Prospectus, the Final Prospectus or an amendment or supplement to the Final Prospectus, as the case may be, and such materials were not delivered by the Managers to the purchasers of Shares, provided that sufficient quantities of such documents were made available to the Managers to enable them to deliver such documents on a timely basis.

2.3.2	The Managers will indemnify and hold harmless the Issuer and each of its directors, officers and employees and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Managers Indemnified Party”), against any losses, claims, damages or liabilities to which such Managers Indemnified Party may become subject, under Polish laws, the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any document comprising a part of the General Disclosure Package or the Polish Prospectus, or in either case any amendment, supplement or annex thereto, or the Final Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of the Managers specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Managers Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Managers Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred, it being understood and agreed that the only such information furnished by the Managers consists of the following information in the Most Recent Preliminary Prospectus and the Final Prospectus: the first paragraph under the caption “Terms and Conditions of the Offering and Plan of Distribution — Offeror and Listing Agent for the Purposes of Listing our Shares on the WSE”, the first sentences in the first and second paragraphs of “Placing and Underwriting – Conditions of Underwriting Agreement” and the second sentence of the first paragraph under the caption “Placing and Underwriting – Fees” and the following information in the Polish Prospectus: The first paragraph under the caption “Warunki Oferty i Zasady Dystrybucji – Oferujacy i firma inwestycyjna posredniczaca we wprowadzaniu naszych akcji na GPW”, the first sentences in the first sentences in the first and second paragraphs of “Plasowanie i Subemisja – Warunki Subemisji” and the second sentence of the first paragraph under the caption “Plasowanie i Subemisja – Wynagrodzenie”.

2.3.3	Promptly after receipt by an indemnified party under this Section 2.3.3 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Sections 2.3.1 and 2.3.2 above, notify the indemnifying party in writing of the commencement thereof; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Sections 2.3.1 and 2.3.2 above except to the extent that it has been materially prejudiced by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Sections 2.3.1 and 2.3.2. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 2.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Issuer shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one local counsel in each relevant jurisdiction) at any time for all such indemnified parties. No indemnifying party shall, (i) without the prior written consent of the indemnified party (which consent will not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (A) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (B) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld).

2.3.4	If the indemnification provided for in this Section 2.3 is unavailable or insufficient to hold harmless an indemnified party under Section 2.3.1 or 2.3.2 above, other than to the extent that such indemnification is unavailable or insufficient due to a failure to provide prompt notice in accordance with Section 2.3.3, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 2.3.1 or 2.3.2 above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Managers on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and the Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Issuer, on the one hand, and the total discounts and commissions received by the Managers from the Issuer under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 2.3.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 2.3.4. Notwithstanding the provisions of this Section 2.3.4, the Managers shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares were distributed to the public in accordance with the agreement exceeds the amount of any damages which the Managers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Issuer and the Managers agree that it would not be just and equitable if contribution pursuant to this Section 2.3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.3.4. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

2.4	The Issuer acknowledges and agrees that:

2.4.1	The Managers have been retained solely to act as the Managers in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Issuer on the one hand and the Managers on the other hand has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Managers have advised or are advising the Issuer on other matters;

2.4.2	The Offering Price was established by the Issuer following discussions and arm’s-length negotiations with the Managers and the Issuer is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

2.4.3	It has been advised that the Managers and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of Issuer and, except as may be otherwise required by applicable law in connection with the Offering, the Managers have no obligation to disclose such interests and transactions to the Issuer by virtue of any fiduciary, advisory or agency relationship; and

2.4.4	It waives, to the fullest extent permitted by law, any claims it may have against the Managers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Managers shall have no liability (whether direct or indirect) to the Issuer in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Issuer or stockholders, employees or creditors of the Issuer.

3	Covenants of the Issuer

3.1	The Issuer undertakes and agrees with the Managers that:

3.1.1	The Issuer will file the Final Prospectus with the U.S. Commission within the time periods specified by Rule 424(b) or, if applicable, such earlier time as may be required under Rule 430B under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Issuer with the U.S. Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and to furnish copies of each document comprising a part of the General Disclosure Package and the Final Prospectus (to the extent not previously delivered) to the Managers, in such quantities as the Managers may reasonably request.

3.1.2	The Issuer will deliver if requested and without charge to the Managers (A) one signed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; (B) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits); and (C) during the Prospectus Delivery Period, as many copies of the Polish Prospectus, the Final Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Managers may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by the Managers or any dealer.

3.1.3	Before filing with the U.S. Commission any amendment or supplement to the Registration Statement or the Final Prospectus, the Issuer will furnish a copy thereof to the Managers and obtain the consent (not to be unreasonably withheld or delayed) of the Managers to the filing. The Issuer will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, other than the Issuer Free Writing Prospectuses set forth on Schedule 1 hereto, without the prior written consent (not to be unreasonably withheld or delayed) of the Managers.

3.1.4	The Issuer will advise the Managers promptly, (i) when any amendment to the Registration Statement or the Polish Prospectus has been filed with the U.S. Commission or the Polish Commission or becomes effective; (ii) when any supplement to the Preliminary Prospectus or any Issuer Free Writing Prospectus or any amendment to the Preliminary Prospectus has been filed with the U.S. Commission; (iii) of any request by the U.S. Commission or the Polish Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Polish Prospectus or the receipt of any comments from the U.S. Commission relating to the Registration Statement or any other request by the U.S. Commission for any additional information; (iv) of the issuance by the U.S. Commission or the Polish Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus or the Polish Prospectus or the initiation or threatening of any proceeding for that purpose; and (v) of the receipt by the Issuer of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; the Issuer will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Most Recent Preliminary Prospectus, the Final Prospectus or the Polish Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

3.1.5	If during the Prospectus Delivery Period, (i) any event shall occur or condition shall exist as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading when such prospectus is delivered or (ii) it is necessary to annex, amend or supplement the Final Prospectus or the Polish Prospectus to comply with law, the Issuer will promptly notify the Managers thereof and forthwith prepare and file with the U.S. Commission and the Polish Commission, as applicable, and furnish to the Managers and to such dealers as the Managers may designate, such amendments or supplements to the Final Prospectus or the Polish Prospectus as may be necessary so that the statements in the Final Prospectus or the Polish Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made, when the Final Prospectus or the Polish Prospectus as so amended or supplemented, is delivered to a purchaser, be misleading or so that the Final Prospectus or the Polish Prospectus, as so amended or supplemented, will comply with law.

3.1.6	The Issuer will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request and will continue such qualifications in effect so long as required for distribution of the

Shares provided that the Issuer shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

3.1.7	As soon as practicable after the Effective Date, the Issuer will make generally available to its security holders and the Managers an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the U.S. Commission promulgated thereunder.

3.1.8	The Issuer will apply the net proceeds from the sale of the Shares as described in the Most Recent Prospectus and the Final Prospectus under the heading “Use of Proceeds”.

3.1.9	The Issuer will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

3.1.10	The Issuer will use its best efforts to list for quotation the Shares on the Nasdaq Market and on the Exchange, in particular to file the relevant applications.

3.1.11	The Issuer will not enter into an underwriting agreement in respect of the Shares being offered in the Offering other than into this Agreement.

3.1.12	The Issuer will retain in accordance with the Rules and Regulations each Issuer Free Writing Prospectus that is not filed with the U.S. Commission in accordance with Rule 433 under the Securities Act.

3.1.13	As promptly as practicable after receipt thereof, it will notify the Managers of any communication received by it during the period commencing on the date hereof and ending on the date falling three months after the Closing Date from the Exchange, the Polish Commission or the U.S. Commission or any other written communication from any other governmental authority or regulatory body or agency relating to the form, content or use of the Polish Prospectus or the Final Prospectus and, to the extent permitted by law, will as promptly as practicable provide the Managers with copies of any such communication which is in writing.

4	Commissions

In consideration of the agreement of the Managers to act as the managers in relation to the offering of the Shares and to procure subscribers and, failing which, to subscribe and purchase the Shares, the Managers shall be entitled to a joint underwriting and management commission of 2.50% of the first PLN 125 million of gross proceeds from the sale of the Shares and 2.0% of gross proceeds in excess of PLN 125 million.

5	Costs and Expenses

5.1	Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay: (a) the costs incident to the preparation, printing and filing under the U.S. Securities Act of the Registration Statement and any amendments and exhibits thereto, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus and the Polish Prospectus or any amendment or supplement thereto; (b) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-

effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus and any amendment or supplement thereto, in each case, as provided in this Agreement; (c) the costs, if any, of producing and distributing this Agreement; (d) all reasonable costs and expenses incident to the preparation of “road show” presentation or comparable marketing materials and the road show traveling expenses in connection with the offering of the Shares; (e) all expenses and fees in connection with the application for listing of the Shares on the Nasdaq National Market and the Exchange; (f) the fees and expenses of the Company’s counsel and independent accountants; and (g) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement.

5.2	The Managers shall pay their own costs and expenses, including the costs and expenses of its counsel and any transfer taxes on the Shares which it may sell.

5.3	Notwithstanding Section 5.2 hereof, the Issuer will reimburse the Managers for (i) EUR 25,000 of out-of-pocket expenses incurred in connection with the Offering, (ii) U.S. $350,000 of fees, expenses and disbursements in respect of the Managers’ legal advisers.

5.4	The Issuer agrees to pay forthwith upon written demand by the Managers any stamp, issue, registration, documentary or other tax or duty imposed under the laws of the United States, the Republic of Poland, the United Kingdom, or any political subdivision or taxing authority thereof or therein (together with any interest or penalties thereon which arise due to late payment by the Issuer), which is paid or payable by the Managers or by any subscribers of the Shares procured by the Managers pursuant to or as a result of the underwriting arrangements contemplated by this Agreement.

5.5	Subject to the Managers’ compliance with Section 5.7 below, all payments by the Issuer under this Agreement shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, imposed by the United States, any state thereof, the Republic of Poland, the Netherlands or by any department, agency or other political subdivision or taxing authority thereof, and all interest, penalties or similar liabilities with respect thereto (“Taxes”). If any Taxes are required by law to be deducted or withheld in connection with such payments, the Issuer will increase the amount paid so that the full amount of such payment is received.

5.6	All payments in respect of the costs, fees and expenses referred to in this Section 5 shall be satisfied by the Issuer making them to the Managers.

5.7	ING shall as soon as practicable after execution of this Agreement, and from time to time thereafter as reasonably requested by the Issuer, provide the Issuer with a properly completed and duly executed United States Internal Revenue Service Form W-8BEN, or any successor or other form prescribed by the Internal Revenue Service, certifying that ING is exempt from United States federal withholding tax under an applicable double taxation agreement on payments made by the Issuer pursuant to this Agreement.

6	Closing and Settlement

6.1	Not later than at 12.00 midnight (Warsaw time) on December 12, 2006, or such other time or date as the Issuer and the Managers shall determine, the Managers shall deliver to the Issuer a schedule of all investors who have subscribed for Shares (the “Subscriber Schedule”), which schedule shall include the total number of shares subscribed for by retail investors as a group and the average subscription price for retail investors, and for each institutional investor, the institutional investor’s name, the number of shares subscribed for by them and their subscription price; provided, however, that in the case of fund managers the Subscriber Schedule shall only provide the name of the fund manager and not the names of the particular funds on behalf of which the orders have been placed . Not later than 10.00 a.m. (Warsaw time) on December 15, 2006, or such other time or date as the Issuer and the Managers shall determine, the Manager shall deliver to the Issuer a list which indicates the number of shares to be allocated to each subscriber identified in the Subscriber Schedule and, if the Managers has not procured a sufficient number of subscribers, the Managers (the “Allocation List”).

6.2	Payment for the Shares (being the aggregate amount payable for such Shares at the Offering Price less the commissions set forth in Section 4) shall be made by the Managers in Polish zloty or USD, as the case may be, by credit of immediately available funds to the Issuer’s bank PLN and USD accounts (to be provided by the Issuer as soon as possible after signing this Agreement and not later than on December 14, 2006) not later than at 1.00 p.m. (Warsaw time) on December 15, 2006, or such other time or date as the Issuer and the Managers shall determine.

6.3	Following receipt by the Issuer of the payment referred to in Section 6.2 above, the Issuer shall allocate the Shares to the investors and the Managers, if applicable, as indicated on the Allocation List.

6.4	On or prior to the Closing Date, the Issuer shall make all necessary final and complete filings with the DTC, NDS, the Nasdaq Market and the Exchange, as applicable, to finally register the Shares in the securities deposit maintained by the NDS and to allow the commencement of trading of the Shares following receipt by the Issuer of the payment referred to in Section 6.2.

6.5	The Issuer hereby authorizes the Managers, following receipt by the Issuer of the payment referred to in Section 6.2, to represent it before the DTC and NDS to transfer the required number of the Shares to each purchaser named in the Allocation List (and to the Managers, if applicable), through the DTC and NDS. On the Closing Date, following receipt by the Issuer of the payment referred to in Section 6.2, the Managers shall register the Shares in the securities deposit maintained by the DTC and NDS and shall transfer, through the DTC and NDS, the required number of Shares to each purchaser named in the Allocation List (including the Managers, as applicable) so that trading of the Shares on the Nasdaq Market can commence on the Closing Date and on the Exchange as promptly as practicable thereafter.

7	Conditions Precedent

7.1	The obligations of the Managers to subscribe and pay for the Shares are subject to the following conditions precedent:

7.1.1	No order suspending the effectiveness of the Registration Statement or the Polish Prospectus shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) shall be pending before or to the Issuer’s knowledge threatened by the U.S. Commission; the Final Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the U.S. Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 3.1.1 hereof; and all requests by the U.S. Commission and the Polish Commission for additional information shall have been complied with to the reasonable satisfaction of the Managers.

7.1.2	Upon the signing of this Agreement and on the Closing Date, there shall have been delivered to the Managers letters in form and substance reasonably satisfactory to the Underwriters, dated the date of this Agreement in the case of the first letters and dated the Closing Date in the case of the second letters, from PricewaterhouseCoopers, the certified accountants to the Issuer;

7.1.3	On or prior to the Closing Date, there shall have been delivered to the Managers, each in the agreed form:

(i)	New York law opinions, each to be dated the Closing Date, of Dewey Ballantine LLP and Weil, Gotshal & Manges LLP, counsel to the Issuer and the Managers, respectively, which opinions shall be substantially in the form set forth in Exhibit A and Exhibit B hereto;

(ii)	Disclosure letter, to be dated the Closing Date, of Weil, Gotshal & Manges, LLP counsel to the Issuer and the Managers, which letter shall be substantially in the form set forth in Exhibit C hereto;

(iii)	Polish law opinions, each to be dated the Closing Date, of Dewey Ballantine Warsaw and Weil, Gotshal & Manges – Pawel Rymarz Sp. kom., counsel to the Issuer and the Managers, respectively, which opinions shall be substantially in the form set forth in Exhibit D and Exhibit E hereto, and

(iv)	The Managers shall have been furnished with such documents as they may reasonably request to enable it to review or pass upon the matters referred to in this Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

7.1.4	(i) All the representations and warranties of the Issuer herein shall be true and correct at, and as if made on, the Closing Date; (ii) the Issuer shall have performed in all material respects all of its obligations hereunder to be performed on or before the Closing Date; and (iii) there shall have been delivered to the Managers a certificate of the Issuer to such effect, dated as of the Closing Date, executed by a duly authorised officer of the Issuer;

7.1.5	Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change or development or event that requires the Company to annex the Polish Prospectus and as a result of which investors withdraw their subscription forms in accordance with Polish law or any withdrawals of subscription forms by investors during the period between the announcement of the Offering Price and 7 am New York time (1 pm Warsaw time) on December 12, 2006 as described in supplement no. 1 to the Prospectus published on December 5, 2006 in either case only to the extent the Shares covered by such withdrawn subscription forms cannot be allotted to other investors; (ii) any change in the condition (financial or otherwise), results of operations, business or properties of the Issuer and its subsidiaries taken as a whole which, in the reasonable judgment of the Managers is material and makes it impractical or inadvisable to proceed with the Offering and delivery of the Shares; (iii) any change in either U.S. or Polish or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is, in the reasonable judgment of the Managers, material and makes it impractical or inadvisable to proceed with the Offering and delivery of the Shares, (iv) any suspension or material limitation of trading in securities generally on the Nasdaq National Market or the Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any banking moratorium declared by any U.S. federal or Polish authorities; (vi) any major disruption of settlements of trading of securities in the United States or Poland or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Poland, the effect of which, in the reasonable judgment of the Managers, is to make it impractical or inadvisable to proceed with the public offering and delivery of the Shares on the Closing Date; and

7.1.6	On or prior to the Closing Date there having been delivered to the Managers a copy of the written acceptance of appointment of the agent for service of process referred to in Section 13.

7.2	Documents which are described as being “in the agreed form” are documents in the form attached hereto as Exhibits, with such changes as ING and the Issuer may approve.

8	Restrictions

Each of the Managers represents and agrees as follows:

8.1.1	It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 of the Rules and Regulations other than (i) a free writing prospectus that includes no issuer information other than “issuer information” (as defined in Rule 433 of the Rules and Regulations) other than issuer information contained in a free writing prospectus previously filed with the U.S. Commission, (ii) any Issuer Free Writing Prospectus listed on Schedule 1 and (iii) any free writing prospectus prepared by the Managers and approved by the Issuer in advance of its use in writing.

8.1.2	It will retain copies of each free writing prospectus used or referred to by it, in accordance with the Rules and Regulations.

8.1.3	It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the Offering (and will promptly notify the Issuer if any such proceeding against it is initiated, pending or, to its knowledge, threatened).

9	Termination; Reimbursement of Expenses

9.1	The obligations of the Managers under this Agreement may be terminated by the Managers by notice given to and received by the Company prior to delivery of and payment for the Shares if, prior to that time, any of the events described in Section 7.1.5 shall have occurred or if the Managers shall decline to purchase the Shares for any reason permitted under this Agreement.

9.2	If the Offering shall not be completed by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition to the Managers’ obligations hereunder required to be fulfilled is not fulfilled, the Company shall reimburse the Managers for its out-of-pocket expenses and fees and disbursements of legal counsel incurred in connection with the Offering in accordance with the limits set forth in Section 5.3 hereof. Upon such payment the

Company will be absolved from any further liability hereunder, except as provided in Section 2.3 and Section 5.1 hereof.

10	Survival of Representations and Obligations

The respective representations, warranties, agreements, undertakings and indemnities of the Issuer and the Managers herein shall continue in full force and effect notwithstanding completion of the arrangements for the subscription and issue and, as the case may be, sale and transfer of the Shares.

11	Notices

Any notice or notification in any form to be given hereunder may be delivered in person or sent by letter or facsimile transmission (but in the case of notification by facsimile transmission with subsequent confirmation by letter or facsimile) addressed to:

(i)	the Issuer at:

Central European Distribution Corporation

Two Bala Plaza, Suite 300

Bala Cynwyd, PA 19004

United States of America

(ii)	the Managers at:

ING Bank N.V. London Branch

60 London Wall

London, EC2M 5TQ

Any such notice shall take effect, in the case of a letter, at the time of delivery, or in the case of facsimile transmission, at the time of despatch.

12	Severability

If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such provision or part shall (so far as illegal, invalid or unenforceable) be given no effect and deemed not be included in this Agreement but the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

13	Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuer hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Issuer irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Issuer hereby irrevocably appoints CT Corporation System, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Issuer by the person serving the same to the address provided in Section 11, shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding. The Issuer further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

14	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Please confirm that this Agreement correctly sets out the arrangements agreed between us.

Yours faithfully

[INTENTIONALLY LEFT BLANK]

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	CEO, Chairman President

We confirm that the foregoing Agreement correctly sets out the arrangements agreed between us.

Yours faithfully

ING BANK N.V. LONDON BRANCH

By:	/s/ Nicholas R. Gold
Name:	Nicholas R. Gold
Title:	Managing Director

By:	/s/ William Marle
Name:	William Marle
Title:	Managing Director

Schedule 1

1.	Issuer Free Writing Communications (included in the General Disclosure Package)

1.1.	Final pricing information, dated December 12, 2006, a copy of which is attached hereto.

1.2.	Free writing prospectus filed with the U.S. Commission on December 5, 2006 for detailed information regarding payment for CEDC shares by Polish individual investors, a copy of which is attached hereto.

1.3.	Free writing prospectus filed with the U.S. Commission on December 5, 2006 for supplement no. 1 to the Most Recent Prospectus, a copy of which is attached hereto.

2.	Other Information included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

None

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1–610-660-7817.

PRICING TERM SHEET

OF

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

COMMON STOCK

Central European Distribution Corporation (“CEDC”) hereby gives notice of determining on December 12, 2006 the issue price in the public offering of 2,550,000 shares of CEDC common stock. The issue price in the public offering is PLN 86.29 per share of CEDC common stock, equivalent to USD 30.00 per share of CEDC common stock, in accordance with the official exchange rate published by the National Bank of Poland on December 12, 2006 of PLN 2.8763 for 1 USD. CEDC expects to raise approximately PLN 220.0 million (USD 76.5 million) in gross proceeds from the offering, or approximately PLN 209.5 million (USD 72.9 million) on a net basis after deducting estimated offering costs. CEDC also gives notice that on December 12, 2006, it entered into an underwriting agreement with ING Bank N.V. London Branch, on the terms and conditions set forth in the issue prospectus.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1–610-660-7817.

Detailed information regarding payment for CEDC shares by Polish individual investors

According to the provisions of the CEDC prospectus ING Securities S.A., acting as the Polish Manager of the Offer, hereby informs that payments for shares can be made in cash or by a bank transfer to the following bank account:

•	beneficiary: ING Securities SpóŁka Akcyjna in Warsaw

•	account number: 53 1050 0086 1000 0022 0002 4434

•	bank transfer details: Name and Surname of the investor, subscription for CEDC shares

We would also like to draw attention of potential investors to the fact that in case of payments by bank transfer the money will need to appear on beneficiary’s bank account not later than at time the investor makes the subscription.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1–610-660-7817.

SUPPLEMENT NO. 1 TO THE ISSUE PROSPECTUS

OF CENTRAL EUROPEAN DISTRIBUTION CORPORATION

APPROVED BY THE DECISION OF

FINANCIAL SUPERVISION COMMISSION NUMBER PW/DIF/E/4100/65/506/U/2006 DATED 1 DECEMBER 2006

The following amendments are made to the Prospectus:

1.	On page 104 of the Prospectus, in chapter “Terms and Conditions of the Offering and Plan of Distribution”, part “Timetable of this Offering” the table with dates is replaced by the following provisions:

The timetable below lists key planned dates relating to this offering and may be adjusted by us. Should we decide to adjust the dates set out in the timetable, we will prepare a supplement to this prospectus as required under the Polish Act on Public Offering and publish it in the same manner as this prospectus was publicized in Poland. In addition, any such supplement that we publish in Poland will be filed with the U.S. SEC in accordance with U.S. securities laws. See “Supplements to the Prospectus”.

Subscription and book-building period (*)	from December 5, 2006 to December 12, 2006

Pricing date and announcement of the offer price and final number of offer shares to be allotted	not later than 6:00 a.m. New York time (12:00 noon Warsaw time) on December 13, 2006

Allotment date	not later than December 13, 2006

Settlement date (**)	December 15, 2006

Listing date of all our shares (including the offered shares) on the main market of the WSE	on or about December 20, 2006

(*)	Subscriptions from institutional investors will be accepted on December 12, 2006 until 5:00 p.m. New York time (11:00 p.m. Warsaw time). Bookbuilding will finish at the same time. Subscriptions from retail investors will be accepted on December 12, 2006 until 11:00 a.m. New York time (5:00 p.m. Warsaw time).
(**)	Settlement date denotes the date for payment by institutional investors for and issuance by us of shares offered in this offering

2.	On Page 105 of the Prospectus in chapter “Terms and Conditions of the Offering and Plan of Distribution”, part “Determination of the Offer Price” third paragraph is being replaced by the following provisions:

“We will publicize the offering price upon its determination in the same manner as this prospectus was publicized in Poland however no later than on 6:00 a.m. New York time (12:00 noon Warsaw time) on December 13, 2006. In addition, we will disclose this information in accordance with the art. 54 Clause 3 of the Polish Act on Public Offering and file pricing information with the U.S. SEC in accordance with U.S. securities laws. See “Supplements to the Prospectus”.

3.	On Page 106 of the Prospectus in chapter “Terms and Conditions of the Offering and Plan of Distribution”, part “Subscription and Payment of the Offer Price” third paragraph is being replaced by the following provisions:

“All investors have the right to place multiple subscriptions (also at various price levels). All orders may be modified until the end of the subscription period and may be withdrawn until 7.00 a.m. New York time (1:00 p.m. Warsaw time) on December 13, 2006 in the same way as they were placed.”

Exhibit A

Form of New York law enforceability opinion of Dewey Ballantine to be delivered pursuant to Clause 7.3.1(i)

[                    ], 2006

ING Bank N.V. London Branch

60 London Wall

London, EC2M 5TQ

Re:	Central European Distribution Corporation

Common Stock (Par Value $0.01 Per Share)

Ladies and Gentlemen:

We have acted as special United States counsel to Central European Distribution Corporation, a Delaware corporation (the “Company”), in connection with the offering and sale by the Company of 2,550,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) pursuant to the Underwriting Agreement (the “Underwriting Agreement”) dated December 12, 2006 by and among the Company and ING Bank N.V. (the “Underwriter”). This opinion letter is being furnished to you pursuant to Section 7.1.3 of the Underwriting Agreement. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Underwriting Agreement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers and other representatives of the Company and such other agreements, instruments and documents as we have deemed necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, or as retrieved from the U.S. Securities and Exchange Commission’s (the “Commission”) EDGAR database, and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have, with your consent (without any investigation or independent confirmation), relied upon oral or written statements or representations of the Company and its officers and representatives and public officials and sources believed to be reliable.

On the basis of the foregoing, and in reliance thereon, and subject to the additional limitations, qualifications and exceptions set forth below, we are of the opinion that:

(i) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii) The authorized capital stock of the Company is as set forth in the Final Prospectus.

(iii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(iv) The Common Stock has been duly and validly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued and fully paid and non-assessable.

(v) The issuance of the Common Stock is not subject to the statutory preemptive rights of any stockholder of the Company.

(vi) The execution, delivery and performance by the Company of the Underwriting Agreement and the issuance and sale of the Common Stock under the Underwriting Agreement do not and will not result in any violation or breach of (A) the charter or bylaws of the Company, (B) any United States federal law or New York State law or the Delaware General Corporation Law or any rule or regulation thereunder (other than Blue Sky laws and regulations and laws and regulations relating to the NASD, as to which we express no view) or (C) any material contract filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2005, except, in the case of clauses (B) and (C), for violations or breaches that would not reasonably be expected to have a Material Adverse Effect and except, in the case of clause (C), for any such violations or breaches or liens, charges or encumbrances under any financial covenants, ratios or tests, as to which we render no opinion.

(vii) To our knowledge, no consent, approval, authorization, order, registration, qualification or decree of, any United States federal, New York or Delaware court or governmental authority or agency is necessary or required in connection with the due execution, delivery or performance by the Company of the Underwriting Agreement or for the offering, issuance or sale of the Common Stock pursuant thereto except (a) such as have already been obtained and are in full force and effect, (b) any filings under state securities or Blue Sky laws in connection with the sale of the Common Stock, (c) as disclosed in the Final Prospectus and (d) for such authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees the failure so to obtain would not reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by the Underwriting Agreement.

(viii) The Registration Statement has been declared effective under the 1933 Act, the Most Recent Preliminary Prospectus and the Final Prospectus have been filed with the Commission pursuant to Rule 424(b), and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(ix) The Registration Statement, the Most Recent Preliminary Prospectus and the Final Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates (excluding in each case any documents incorporated by reference therein and the financial statements and the notes thereto, and related schedules and other financial, statistical and accounting information or the contents of any exhibits included or incorporated by reference therein or omitted therefrom, as to which we render no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

(x) The statements made in the Final Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to constitute a summary of United States federal tax law and regulations or legal conclusions with respect thereto, subject to the exceptions, limitations and qualifications contained therein, constitute an accurate summary of the matters described therein in all material respects.

(xi) The statements made in the Final Prospectus under the heading “Description of Capital Stock,” insofar as such statements purport to constitute a summary of applicable United States federal law or New York State law or the Delaware General Corporation Law or of legal matters set forth in contracts, agreements or other documents governed by United

States federal law or New York State law or the Delaware General Corporation Law to which the Company is a party, constitute accurate summaries in all material respects of the matters described therein.

In addition, we have participated in the preparation of the Registration Statement, the Most Recent Preliminary Prospectus and the Final Prospectus and in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives and counsel of the Underwriter at which the contents of the Registration Statement, the General Disclosure Package and the Final Prospectus and related matters were discussed and, although we have not undertaken to determine independently, nor do we pass upon or assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Final Prospectus, on the basis of and subject to the foregoing (and relying as to materiality upon information furnished and assessments made by officers and other representatives of the Company), no facts have come to our attention to lead us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the General Disclosure Package, as of the Applicable Time, or the Final Prospectus, as of its date or as of the date of this opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, except as to the financial statements and the notes thereto, and related schedules and other financial, statistical and accounting information or the contents of any exhibits included or incorporated by reference therein or omitted therefrom, as to which we express no view).

Our opinions set forth in paragraphs (vii) and (viii) above, insofar as they relate expressly or implicitly to the effectiveness of, or stop orders relating to, the Registration Statement under the Securities Act, are based solely on the oral confirmation to the effect of such statement by a member of the staff of the Commission. Our opinion set forth in paragraph (ix) above insofar as it relates to the filing of the Most Recent Preliminary Prospectus and the Final Prospectus pursuant to Rule 424(b) is based solely on our review of a receipt with respect to such filing issued automatically by the Commission’s EDGAR database.

We express no opinion or view, either directly or indirectly, as to laws other than the federal laws of the United States, the laws of the State of New York, and the Delaware General Corporation Law (insofar as the Delaware General Corporation Law bears on the matters covered hereby). Notwithstanding the foregoing, our opinions are further limited to statutes, rules and regulations which, in our experience are normally applicable to transactions of the type contemplated by the Underwriting Agreement.

The foregoing opinions are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any acts, events, facts or circumstances occurring after the date hereof or which may hereafter come to our attention, or any change in the law which may hereafter occur.

This opinion is furnished to you at the request of the Company and is furnished solely for your information in connection with the Underwriting Agreement and may not be relied upon by you for any other purpose or in any other context or relied upon or furnished to any other person or entity without our express written permission.

Very truly yours,

Exhibit B

Form of New York law enforceability opinion of Weil, Gotshal & Manges, LLP to be delivered pursuant to Clause 7.1.3(i)

[                    ], 2006

ING Bank N.V. London Branch

60 London Wall

London, EC2M STQ

Re:	Central European Distribution Corporation

Ladies and Gentlemen:

We have acted as counsel to ING Bank N.V. London Branch (the “Manager”) in connection with the preparation, execution and delivery of, and the consummation of the transactions contemplated by, the Underwriting Agreement, dated December 12, 2006 (the “Underwriting Agreement”), among Central European Distribution Corporation, a Delaware corporation (the “Issuer”) and the Manager relating to the offering by the Issuer of 2,550,000 shares of the Issuer’s common stock, per value U.S. $ 0.01 per share (the “Shares”). This opinion is delivered to you pursuant to Section 7.1.3(i) of the Underwriting Agreement. Capitalized terms defined in the Underwriting Agreement and used (but not otherwise defined) herein are to be used herein as so defined.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Underwriting Agreement; (ii) the General Disclosure Package; (iii) the Most Recent Preliminary Prospectus, and (iv) the Final Prospectus and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Issuer, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions herein set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Issuer and upon the representations and warranties of the Issuer and the Manager, as the case may be, contained in the Underwriting Agreement.

We have also assumed (i) the valid existence of the Manager and the Issuer, (ii) that the Manager and the Issuer has requisite organizational and legal power and authority to enter into and perform the Underwriting Agreement and (iii) with respect to the Manager, the Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms. As used herein, “to our knowledge” and “of which we are aware” mean the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Underwriting Agreement after consultation with such other lawyers in our firm as each such actively involved lawyer has deemed appropriate.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. The execution, delivery and performance of the Underwriting Agreement by the Issuer have been duly authorized by all necessary corporate action on the part of the Issuer. The Underwriting Agreement has been duly and validly executed and delivered by the Issuer.

2. The statements under the caption “Description of Capital Stock” in the Most Recent Preliminary Prospectus, insofar as such statements constitute a summary of the Issuer’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, fairly present the information called for with respect to such documents and fairly summarize the matters referred to therein in all material respects.

3. The Registration Statement has become effective under the Securities Act, and we are not aware of any stop order suspending the effectiveness of the Registration Statement. To our knowledge, no proceedings therefor have been initiated or overtly threatened by the Commission and any required filing of the Most Recent Preliminary Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule.

The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

Very truly yours,

Exhibit C

Form of disclosure letter of Weil, Gotshal & Manges LLP to be delivered pursuant to Clause

7.1.37.1.3(ii)

[                    ], 2006

ING Bank N.V. London Branch

60 London Wall

London, EC2M STQ

Re:	Central European Distribution Corporation

Ladies and Gentlemen:

We have acted as counsel to ING Bank N.V. London Branch (the “Manager”) in connection with the preparation, execution and delivery of, and the consummation of the transactions contemplated by, the Underwriting Agreement, dated December 12, 2006 (the “Underwriting Agreement”), among Central European Distribution Corporation, a Delaware corporation (the “Issuer”) and the Manager relating to the offering by the Issuer of 2,550,000 shares of the Issuer’s common stock, per value U.S. $ 0.01 per share (the “Shares”). This opinion is delivered to you pursuant to Section 7.1.3(ii) of the Underwriting Agreement. Capitalized terms defined in the Underwriting Agreement and used (but not otherwise defined) herein are to be used herein as so defined.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information, and many determinations involved in the preparation of the Registration Statement, the Most Recent Preliminary Prospectus and the Final Prospectus are of a non-legal character. In addition, we have not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement, the Most Recent Preliminary Prospectus or the Final Prospectus. Consequently, in this letter we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Most Recent Preliminary Prospectus or the Final Prospectus. Also, we do not make any statement herein with respect to any of the financial statements and related notes thereto, the financial statement schedules or the financial, statistical or accounting data contained in the Registration Statement, the Most Recent Preliminary Prospectus or the Final Prospectus or the contents of any exhibits included or incorporated by reference therein or omitted therefrom.

We have reviewed the Registration Statement, the Most Recent Preliminary Prospectus and the Final Prospectus and we have participated in conferences with representatives of the Company, its US and Polish counsel, its independent public accountants, and you at which conferences the contents of the Registration Statement, the Most Recent Preliminary Prospectus and the Final Prospectus and related matters were discussed.

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention which cause us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the General Disclosure Package, as of the Applicable Time, or the Final Prospectus, as of its date or as of the date of this opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading

The statements made herein are set forth solely for your benefit and are addressed to you solely in your capacity as the underwriter of the Shares. Neither this letter nor any of such statements may be used or relied upon by, or assigned to, any other person (including any subsequent purchaser or transferee of the Shares), and neither this letter nor any copies hereof may be furnished to any other person, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

Very truly yours,

Exhibit D

Form of Polish law opinion of Dewey Ballantine to be delivered pursuant to Clause 7.1.3(iii)

[                    ], 2006

ING Bank N.V., London Branch

60 London Wall

London, EC2M 5TQ

Re:	Central European Distribution Corporation
Common Stock (Par Value $0.01 Per Share)

Ladies and Gentlemen:

We have acted as Polish counsel to Central European Distribution Corporation, a Delaware corporation (the “Company”), in connection with its offering and sale of 2,550,000 of the Company’s common stock shares, with a par value of $0.01 per share (the “Common Stock”) pursuant to the Underwriting Agreement (the “Underwriting Agreement”) dated December 12, 2006 by and between the Company and ING Bank N.V. (the “Underwriter”). This letter is being furnished to you pursuant to Section 7.1.3 (iii) of the Underwriting Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Underwriting Agreement.

In connection with this letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, publicly available websites and such other instruments and documents as we have deemed necessary or appropriate for the purpose thereof. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photocopies, or as received from the Polish Financial Supervision Commission (the “Polish Commission”), and the authenticity of the originals of such latter documents. In examining the documents, we have assumed that such parties had the power, corporate or otherwise, to enter into and perform all of their obligations thereunder and have also assumed the due authorization by all requisite actions, corporate or otherwise, and execution and delivery by such parties of such documents and the validity and binding effect thereof. Our view set forth in paragraph (i) below, insofar as it relates expressly or implicitly to the effectiveness of the approval of the Polish Prospectus by the Polish Commission, is based solely on the Polish Commission’s decisions referred therein.

You should be aware that the view presented herein represents our best legal judgment, which may be subject to challenge by any governmental agency and is not binding on any governmental agency or court. Our views are based on existing laws, judicial decisions and administrative regulations, rulings and practice, all of which are subject to change at any time, prospectively and retroactively. New developments in rulings by any agency, administrative regulations, court decisions, or legislation, or changes in the facts or other information upon which our views are based, may have an adverse effect on the legal consequences described herein.

On the basis of the foregoing, in reliance thereon, and subject to the additional limitations, qualifications and exceptions set forth below, we confirm that:

(i) the Polish Prospectus was approved by the Polish Commission on December 1, 2006 in the decision No. PW/DIF/E/4100/65/506/U/2006, as annexed by Annex No. 1 approved by the Polish Commission on December 5, 2006 in the decision No. PW/DIF/E/4100/506A1/65/512/U/2006, as required by the Polish Act on Public Offerings, Conditions Governing the Introduction of Financial Instruments to Organized Trading, and Public

Companies of July 29, 2005 (Dz. U. 2005.184.1539, as amended), to which we refer as the Polish Act on Public Offerings;

(ii) the Polish Prospectus and Annex No. 1 thereto have been published in Poland in a manner that satisfies the requirements of the Act on Public Offerings.

We express no opinion or view, either directly or indirectly, as to laws other than the laws of Poland. The foregoing views are rendered as of the date hereof, and we assume no obligation to update such views to reflect any acts, events, facts or circumstances occurring after the date hereof or which may hereafter come to our attention, or any change in the law which may hereafter occur. This letter is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to.

This letter is furnished to you at the Company’s request and is solely for your information in connection with the Underwriting Agreement. It may not be relied upon by or furnished to any other person without our prior express written permission.

                                Very truly yours,

Exhibit E

Form of Polish law opinion of Weil, Gotshal & Manges to be delivered pursuant to Clause 7.1.3(iii)

E-1

[                    ], 2006

ING Bank N.V. London Branch

60 London Wall

London, EC2M STQ

Re:	Central European Distribution Corporation

Ladies and Gentlemen:

We have acted as counsel to ING Bank N.V. London Branch (the “Manager”) in connection with the preparation, execution and delivery of, and the consummation of the transactions contemplated by, the Underwriting Agreement, dated December 12, 2006 (the “Underwriting Agreement”), among Central European Distribution Corporation, a Delaware corporation (the “Issuer”) and the Manager relating to the offering by the Issuer of 2,550,000 shares of the Issuer’s common stock, per value U.S. $ 0.01 per share (the “Shares”). This opinion is delivered to you pursuant to Section 7.1.3(iii) of the Underwriting Agreement. Capitalized terms defined in the Underwriting Agreement and used (but not otherwise defined) herein are to be used herein as so defined.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following:

(i)	the published Polish Prospectus;

(ii)	Annex No. 1 to the Polish Prospectus (the “Annex”);

(iii)	the decision No. PW/DIF/E/4100/65/506/U/2006 of the Polish Commission dated December 1, 2006; and

(iv)	the decision No. PW/DIF/E/4100/506A1/65/512/U/2006 of the Polish Commission dated December 5, 2006.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

Based on the foregoing, and subject to the qualifications stated herein, we confirm that:

(A) the Polish Prospectus and the Annex were approved by the Polish Commission, as required by the Polish Act on Public Offerings, Conditions Governing the Introduction of Financial Instruments to Organized Trading, and Public Companies of July 29, 2005 (Dz. U. 2005.184.1539, as amended) (the “Polish Act on Public Offerings);

(B) the Polish Prospectus and the Annex have been published in Poland in a manner that satisfies the requirements of the Act on Public Offerings.

We express no opinion or view, either directly or indirectly, as to laws other than the laws of Poland. The foregoing views are rendered as of the date hereof, and we assume no obligation to update such views to reflect any acts, events, facts or circumstances occurring after

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the date hereof or which may hereafter come to our attention, or any change in the law which may hereafter occur. This letter is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to.

The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                                    Very truly yours,

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